Reliant Holdings, Inc. - S-1/A

Exhibit 23.1

LBB & ASSOCIATES LTD., LLP

10260 Westheimer Road, Suite 310

Houston, TX 77042

Phone: (713) 800-4343 Fax: (713) 456-2408

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1/A (Amendment No. 2) of Reliant Holdings, Inc. (the “Company”), of our report dated June 9, 2016, relating to the consolidated financial statements of the Company for the years ended December 31, 2015 and 2014.

We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas

January 12, 2017